UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported:  June 7, 2004

LOTUS PACIFIC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-24999	52-1947160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2402 Michelson Drive, Suite 220, Irvine, CA

92612

(Address of Principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:

(949) 475-1880

Item 5.

 Other Events.

Appointment of New Chief Operating Officer

Effective June 7, 2004, Sean Shaojian Wang was appointed as the Chief Operating Officer of Lotus Pacific, Inc.

Sean Wang, 40, served as the Chief Financial Officer of PacificNet, Inc., a company whose shares are traded on NASDAQ, in Minneapolis, Minnesota from 2002 to 2004.  PacificNet, Inc., through its subsidiaries, invests, operates and provides value-added telecom services (VAS) and products solutions in China. From 1993 to 2002, Mr. Wang served as a managing director of Thian Bing Investments PTE, Ltd. in Singapore which is an investment company in oil seeds planting, edible oil processing, packing materials and the other related industries. Mr. Wang graduated from Hamline University in St. Paul, Minnesota with a Bachelor of Science in 1986 and from the University of Minnesota with a Masters of Business Administration in 1989.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOTUS PACIFIC, INC.

(Company)

Date:

June 7, 2004

By:  /s/ Vincent Yan

Vincent Yan
President and CEO